Exhibit 10.2
ADMINISTRATION AGREEMENT
BETWEEN
VISTA CREDIT STRATEGIC LENDING CORP.
AND
VISTA CREDIT BDC MANAGEMENT, L.P.
This Administration Agreement (this “Agreement”) is made as of June 16, 2023 by and between VISTA CREDIT STRATEGIC LENDING CORP. a Maryland corporation (the “Company”), and VISTA CREDIT BDC MANAGEMENT, L.P., a Delaware limited partnership (the “Administrator”).
WHEREAS, the Company is a newly-formed closed-end non-diversified management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”);
WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and
WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth;
NOW, THEREFORE, the Company and the Administrator hereby agree as follows:
1.Duties of the Administrator
(a)Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.
(b)Services. The Administrator shall perform, oversee or arrange for, as applicable, the performance of the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall:
•provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement;
•on behalf of the Company, conduct relations with Sub-Administrators (as defined below), custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable in fulfilling its administrative duties;
•make reports to the Board of its performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable;
•provide portfolio collection functions for interest income, fees and warrants, be responsible for any records, including financial records, that the Company is required to maintain and prepare, print and disseminate reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority;
•provide, on the Company’s behalf, significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance; and
•assist the Company in determining and publishing (as necessary or appropriate) the Company’s net asset value, oversee the preparation and filing of the Company’s tax returns and generally oversee the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.
Notwithstanding the foregoing, nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator is hereby authorized, but not required, to enter into one or more sub-administration agreements with other administrators (each, a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities hereunder. To the extent the Administrator outsources any of its functions to a Sub-Administrator, the Company shall pay the fees associated with such functions on a direct basis without profit to the Administrator.
2.Records
The Administrator shall maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder (the “Records”) and, if required by the Investment Company Act, shall maintain and keep such Records in accordance with the Investment Company Act. The Administrator may delegate the foregoing responsibility to a Sub-Administrator with the consent of the Board, subject to the oversight of the Administrator and the Company. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that the Records shall (i) at all times remain the property of the Company, (ii) be readily accessible during normal business hours, and (iii) be promptly surrendered upon the termination of the Agreement or otherwise upon written request. The Administrator further agrees that all Records which it, or a Sub-Administrator, maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such Records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator may retain copies of such Records subject to observance of its confidentiality obligations under this Agreement.
3.Confidentiality
The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC and, to the extent applicable, pursuant to certain U.S. state and non-U.S. data privacy laws and regulations), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.
4.Compensation; Allocation of Costs and Expenses
In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder.
The Company will bear all costs and expenses that are incurred in its operation, administration and transactions that are not specifically assumed by the Administrator in its capacity as adviser (the “Adviser”) pursuant to the Investment Advisory Agreement by and between the Company and the Adviser, as amended from time to time (the “Advisory Agreement”), or another related agreement, written arrangement or set of policies. Costs and expenses to be borne by the Company include, but are not limited to, those relating to:
a)the cost of the Company’s organization and any offerings;
b)the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services;

c)the cost of effecting any sales and repurchases of the common stock and other securities of the Company;
d)fees and expenses payable under this Agreement, the Advisory Agreement and any dealer manager agreements;
e)debt service and other costs of borrowings or other financing arrangements;
f)costs of derivatives and hedging;
g)fees and expenses, including travel expenses, incurred by the Adviser, or members of the investment team of Vista Credit Partners, L.P., or payable to third parties (including the fees and expenses of consultants and experts) whom may assist the Adviser in, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights and, if requested in the case of the Administrator, allocated costs incurred by the Administrator in providing managerial assistance to the portfolio companies;
h)escrow agent, transfer agent and custodial fees and expenses;
i)fees and expenses associated with marketing efforts, including attendance at investment conferences and similar events;
j)federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
k)federal, state and local taxes;
l)independent directors’ fees and expenses;
m)all travel and related expenses of the Company’s and Adviser’s directors, officers, managers, agents and employees incurred in connection with attending meetings of the Board or holders of our securities or performing other business activities that relate to the Company, including such expenses that are incurred in accordance with the Adviser’s travel and expense policy;
n)costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;
o)the costs of any reports, proxy statements or other notices to stockholders (including printing and mailing costs);
p)proxy voting expenses;

q)costs associated with the listing of the Company’s common stock on a national securities exchange, if any;
r)the costs of any stockholder or director meetings or events and the compensation of personnel responsible for the preparation of the foregoing and related matters;
s)commissions and other compensation payable to brokers or dealers;
t)research and market data;
u)fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;
v)direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
w)fees and expenses associated with independent audits, outside legal and consulting costs, including any costs related to retaining affiliates of Vista Equity Partners Management, LLC (together with its affiliates, “Vista”) to provide operational and/or value creation-related consulting services with respect to prospective or actual portfolio companies of the Company (including employees of Vista’s Value Creation Team and/or the Vista Consulting Group);
x)costs of winding up;
y)costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes;
z)costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any information technology-related development and implementation costs incurred (in the case of each of the foregoing costs, expenses will be borne based on methodology chosen by the Adviser);
aa)costs and expenses of computer software used by or for the benefit of the Company and research related and market data expenses including portfolio management systems, news and quotation equipment, software and services, and broker, finders’, financing, and appraisal fees (including costs of any third-party valuation agents or pricing services);
bb)costs and expenses (including travel in accordance with the Adviser’s travel and expense policy) in connection with the diligence and oversight of our service providers;
cc)extraordinary expenses (such as litigation or indemnification);
dd)costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;

ee)dues, fees and charges of any trade association of which the Company is a member; and
ff)costs associated with events and trainings of the Board (including travel).
Notwithstanding anything to the contrary contained herein, the Company will bear its allocable portion of the costs of the compensation, benefits, administrative expenses (including travel expenses in accordance with the Adviser’s travel and expense policy) and related overhead expenses of the Company’s officers who provide operational, administrative, legal, compliance, finance and accounting services hereunder, their respective staffs and other professionals employed by an affiliate of the Administrator who provide services to the Company who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. Notwithstanding anything to the contrary herein, the Company shall reimburse the Administrator (or its affiliates) for an allocable portion of the compensation (including benefits) and overhead paid by the Administrator (or its affiliates) to such individuals. To the extent the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.
5.Limitation of Liability of the Administrator; Indemnification
The Administrator (and its partners, managers, officers, employees, agents, controlling persons, members and any other person or entity affiliated with it, including its general partner) shall not be liable to the Company or its stockholders for any action taken or omitted to be taken by the Administrator (and its partners, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its partners, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it, including its general partner, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

6.Activities of the Administrator
The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.
7.Duration and Termination of this Agreement
(a)This Agreement shall continue in effect for two years from the date hereof, and thereafter shall renew automatically for successive annual periods, provided that such renewal is approved annually by:
(i)the majority vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company; and
(ii)the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(b)The Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, by the majority vote of the Board or by the Administrator.
(c)This Agreement may not be assigned by a party without the consent of the other party; provided, however, that the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement.
(d)The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8.Amendments of this Agreement
This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.
9.Governing Law and Consent to Jurisdiction
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
10.No Waiver
The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.
11.Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
12.Headings
The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
13.Counterparts
This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000,

Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
14.Entire Agreement
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.
15.Notices
Any notice under this Agreement shall be given in writing, addressed and delivered, emailed or mailed, postage prepaid, to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
16.Certain Matters of Construction
(a)The words “hereof”, “herein”, “hereunder” and word of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.
(b)Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.
(c)The word “including” shall mean including without limitation.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

VISTA CREDIT STRATEGIC LENDING CORP.

By:	/s/ David Flannery
Name: David Flannery
Title: Authorized Signatory

VISTA CREDIT BDC MANAGEMENT, L.P.

By:	Vista Credit GP Holdco, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Initial Member

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Authorized Signatory